Exhibit 10.1

INVESTMENT AGREEMENT

by and among

OSCAR HEALTH, INC.

and

THE PURCHASERS IDENTIFIED HEREIN

Dated as of January 27, 2022

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Section 5.11.	Non-Recourse	33
Section 5.12.	Confidentiality	33
Section 5.13.	Several Liability of the Purchasers	34
Section 5.14.	Termination	34

Schedule 1: Purchasers

Exhibit A: Form of Indenture

Exhibit B: Form of Joinder

Exhibit C: Form of Repurchase Notice

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INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of January 27, 2022, is entered into by and among Oscar Health, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 5.06, the “Company”), and the several Purchasers listed on Schedule 1 attached hereto (together with their respective successors and assigns under Section 5.06, each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to such Purchaser, the aggregate principal amount listed opposite such Purchaser’s name on Schedule 1 of the Company’s 7.25% Convertible Senior Notes due 2031 (referred to herein as the “Note” or the “Notes”) in the form attached to the Indenture and to be issued in accordance with the terms and conditions of the Indenture and this Agreement;

WHEREAS, the Company intends to use the proceeds from the issuance of the Notes for general corporate purposes; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any specified Person, any other Person who, at the time of determination, directly or indirectly, controls, is controlled by, or is under common control with, such Person. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (i) the Company and its subsidiaries, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates of each other and (ii) any fund or account managed, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Applicable Law” shall mean, with respect to any Person, any transnational, domestic or foreign federal, national, state, provincial, local or municipal law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by, or governmental approval, concession, grant, franchise, license, agreement, directive, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, a Governmental Entity that is binding upon or applicable to such Person or any of such Person’s assets, rights or properties.

“BIS” shall have the meaning set forth in Section 3.01(r).

“blocked person” shall have the meaning set forth in Section 3.01(r).

“Board of Directors” shall mean the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change of Control” means an event specified in clauses (A) or (B) of the definition of a “Fundamental Change” in the Indenture without giving effect to the proviso immediately after clause (D) of such definition.

“Class A Common Shares” shall mean the shares of Class A common stock, par value $0.00001 per share, of the Company.

“Class B Common Shares” shall mean the shares of Class B common stock, par value $0.00001 per share, of the Company.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall mean a date occurring on or after February 3, 2022, but on or prior to the End Date, as specified by the Company to the Purchasers in writing not less than three (3) Business Days prior to such date.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the Company’s Class A Common Shares and the Class B Common Shares.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Reports” shall have the meaning set forth in Section 3.01(v)(i).

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“Confidentiality Agreement” shall mean the non-disclosure agreement entered into by the Company, on the one hand, and Dragoneer Investment Group, LLC, on the other hand, as of November 23, 2021.

“Controlled Group” shall have the meaning set forth in Section 3.01(y).

“Conversion Rate” shall have the meaning set forth in the Indenture.

“Credit Agreement” shall mean the Credit Agreement dated as of February 21, 2021 among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto from time to time, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as otherwise amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Depositary” shall mean The Depositary Trust Company or its successor.

“Dragoneer” shall mean each Purchaser identified under the caption “Dragoneer Investors” on Schedule I hereto and each successor thereto or Affiliate thereof that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 5.06.

“End Date” shall have the meaning set forth in Section 5.14.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(d).

“Environmental Laws” shall have the meaning set forth in Section 3.01(x).

“ERISA” shall have the meaning set forth in Section 3.01(y).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Export Controls” shall have the meaning set forth in Section 3.01(r).

“FCPA” shall have the meaning set forth in Section 3.01(o).

“Fundamental Change” shall have the meaning set forth in the Indenture.

“GAAP” shall mean Generally Accepted Accounting Principles in the United States.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

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“Indebtedness” of any Person at any date means, without duplication, all indebtedness of such Person for borrowed money that would be reported on a balance sheet prepared in accordance with GAAP.

“Indenture” shall mean an indenture in the form attached hereto as Exhibit A, as amended, supplemented or otherwise modified from time to time with the consent of each Purchaser and the Company.

“Initial Purchaser” shall mean, as to any Note, the Purchaser to which such Note was issued and sold pursuant to the Indenture and this Agreement as of the Closing Date, including such Purchaser’s Affiliates pursuant to the last sentence of Section 5.06.

“Intellectual Property” shall have the meaning as set forth in Section 3.01(s).

“IT Systems and Data” shall have the meaning as set forth in Section 3.01(u).

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and each Purchaser.

“Lock-Up Period” shall be the period commencing on the date hereof and ending on the earlier of (i) the date that is twelve (12) months following the date hereof and (ii) the earlier of (a) the date that an event occurs which constitutes a Change of Control and (b) the date that the Board of Directors approves a transaction constituting a Change of Control.

“Material Adverse Effect” shall mean any event, occurrence, fact, circumstance, condition, change or development, individually or together with other events, occurrences, facts, circumstances, conditions, changes or developments, that has had, has, or would reasonably be expected to have a material adverse effect on (a) the business or operations of the Company and its subsidiaries (taken as a whole) as presently conducted, or the condition (financial or otherwise), affairs, properties, liabilities, assets or results of operations of the Company and its subsidiaries taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to timely perform its material obligations hereunder and thereunder.

“Material Contracts” shall have the meaning set forth in Section 3.01(g).

“Maturity Date” share have the meaning set forth in the Indenture.

“Money Laundering Laws” shall have the meaning set forth in Section 3.01(q).

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“NYSE” shall mean the New York Stock Exchange.

“OFAC” shall have the meaning set forth in Section 3.01(r).

“PBGC” shall have the meaning set forth in Section 3.01(y).

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“Permits” shall have the meaning set forth in Section 3.01(p).

“Permitted Indebtedness” shall mean:

(i) any Indebtedness that is expressly subordinated in right of payment or security to the Notes pursuant to a written agreement, in an aggregate principal amount at any time outstanding not to exceed $250.0 million; provided that any Indebtedness incurred pursuant to clauses (vi) and/or (viii) below shall reduce, on a dollar-for-dollar basis, the aggregate principal amount of Indebtedness that can be incurred pursuant to this clause (i); provided further that for so long as Dragoneer holds at least the Dragoneer Minimum Notes Amount, the Company and its subsidiaries shall not voluntarily purchase, repurchase, redeem, exchange, repay or otherwise refinance any such additional Indebtedness (and, for the avoidance of doubt, shall not enter into any agreement that would require the Company to take any action prohibited by this proviso), other than a Permitted Refinancing;

(ii) borrowings under the Revolving Loans (as defined in the Credit Agreement); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (ii) shall not exceed $250.0 million at any time outstanding;

(iii) indebtedness of the Company owing to and held by any subsidiary of the Company or indebtedness of a subsidiary of the Company owing to and held by the Company or any subsidiary of the Company;

(iv) Indebtedness of the Company or any subsidiary of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (a) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (b) the aggregate principal amount of Indebtedness permitted by this clause, when combined with the aggregate principal amount of all Capital Lease Obligations (as defined in the Credit Agreement) incurred pursuant to clause (v) below shall not exceed $25.0 million at any time outstanding;

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(v) Capital Lease Obligations (as defined in the Credit Agreement) in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (iv) above, not in excess of $25.0 million at any time outstanding;

(vi) Indebtedness incurred by any Excluded Subsidiary described in clause (c) of the definition in the Credit Agreement and owing to the partners in such Joint Venture (as defined in the Credit Agreement); provided that the aggregate principal amount of such Indebtedness shall not exceed $30.0 million outstanding at any time;

(vii) Indebtedness of any Person that becomes a subsidiary of the Company after the date hereof; provided that (a) such Indebtedness exists at the time such Person becomes a subsidiary of the Company and is not created in contemplation of or in connection with such Person becoming a subsidiary of the Company, (b) immediately before and after such Person becomes a subsidiary of the Company, no Default or Event of Default (each as defined in the Indenture) shall have occurred and be continuing and (c) the aggregate principal amount of Indebtedness permitted by this Section shall not exceed $30.0 at any time outstanding; and

(viii) Indebtedness in an aggregate outstanding principal amount, which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, will not exceed $15.0 million.

“Permitted Refinancing” shall mean any extension, renewal, replacement or refinancing, in whole or part, of any Permitted Indebtedness under clause (i) of the definition thereof to the extent the principal amount of such Indebtedness, together with all other Permitted Indebtedness under clause (i) of the definition thereof, does not exceed $250 million, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, the interest rate on such Indebtedness is not increased by more than 150% of the interest rate on the initial Indebtedness incurred, no cash payment is made, directly or indirectly, by the Company to or for the benefit of the lenders (except for customary fees and expenses not to exceed $5.0 million), the original obligors in respect of such Indebtedness remain the only obligors thereon and such Permitted Refinancing would otherwise be Permitted Indebtedness.

“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Physical Settlement” shall have the meaning set forth in the Indenture.

“Plan” shall have the meaning set forth in Section 3.01(y).

“Purchase Price” shall have the meaning set forth in Section 2.01(a).

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“Purchaser” shall have the meaning set forth in the preamble hereto.

“Sanctioned Country” shall have the meaning set forth in Section 3.01(r).

“Sanctions” shall have the meaning set forth in Section 3.01(r).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“specially designated national” shall have the meaning set forth in Section 3.01(r).

“Standstill Period” shall mean the period beginning on the date hereof and ending on the first anniversary of the Closing Date.

“Third Party” shall mean with respect to any Purchaser, a Person other than such Purchaser or any Affiliate of such Purchaser.

“Thrive Capital” shall mean each Purchaser identified under the caption “Thrive Capital Investors” on Schedule I hereto and each successor thereto or Affiliate thereof that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 5.06.

“Transaction Agreements” shall have the meaning set forth in Section 3.01(d).

“Transactions” shall have the meaning set forth in Section 3.01(d).

“Trustee” shall mean U.S. Bank National Association, or another institutional trustee selected by the Company with the consent of each Purchaser, which consent shall not be unreasonably withheld or delayed.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

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ARTICLE II

SALE AND PURCHASE OF THE NOTES

Section 2.01. Sale and Purchase of the Notes.

(a) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase and acquire from the Company, the applicable Notes for a purchase price equal to the principal amount of the Notes listed opposite such Purchaser’s name on Schedule 1 (such price, the “Purchase Price”) at the Closing. For the avoidance of doubt, the agreement of the Company to issue Notes to each Purchaser and of such Purchaser to purchase such Notes pursuant to this Article II is an agreement solely between the Company and such Purchaser (and not an agreement among the Company and all Purchasers), and, notwithstanding anything else to the contrary herein or in any other agreement entered into in connection with this Agreement, this Agreement is not intended to and shall not confer upon any person, other than the Company and a particular Purchaser, any rights or remedies with respect to the agreement of the Company to issue Notes to such Purchaser and of such Purchaser to purchase Notes pursuant to this Article II.

Section 2.02. Closing.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c) and (d), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place the Closing Date.

(b) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) The Company shall, and shall instruct the Trustee to, execute and deliver the Indenture. The Company shall deliver a copy of the fully executed Indenture to each Purchaser at the Closing, against payment in full by or on behalf of each Purchaser of the applicable Purchase Price for the Notes.

(ii) The Company shall issue and deliver to each Purchaser the applicable Notes through the facilities of The Depository Trust Company, or at the option of a Purchaser, registered in the name of such Purchaser, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price for the Notes, or otherwise in accordance with Section 2.01(a).

(iii) Each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to each Purchaser in an amount equal to the applicable Purchase Price for the Notes.

(c) The obligations of each Purchaser to purchase the Notes to be purchased by it hereunder are subject to the satisfaction or waiver by such Purchaser of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Company and the Trustee shall have executed the Indenture on the Closing Date and delivered the Indenture to the Purchasers, and the Company shall have executed and delivered the applicable Notes to the Trustee;

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(iii) the representations and warranties of the Company set forth in Section 3.01 shall be true and correct in all material respects on and as of the Closing Date;

(iv) the Company shall have delivered to the Trustee, as custodian, the global Notes registered in the name of The Depository Trust Company and such global Notes shall be eligible for book-entry settlement with The Depository Trust Company;

(v) the Company shall have procured a restricted CUSIP number and an unrestricted CUSIP number for the Notes;

(vi) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(vii) such Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 2.02(c)(iii) and (vi) have been satisfied;

(viii) the Company shall have submitted a notice for the listing of the maximum number of Class A Common Shares (including make-whole shares) initially issuable upon conversion of the Notes to NYSE, and NYSE shall not have raised any unresolved objections;

(ix) the Company shall deliver or cause to be delivered an opinion from Latham & Watkins LLP, in its capacity as counsel to the Company, in form and substance reasonably satisfactory to the Purchasers;

(x) the Company shall deliver a fully executed copy of any investment or other purchase agreement pertaining to the Notes signed by any other purchaser of Notes (other than the Purchasers listed on Schedule 1 hereto), which shall be no more favorable with respect to any such purchaser than this Agreement with respect to the Purchasers; and

(xi) between the date of this Agreement and the Closing Date, no event will have occurred that would give rise to an adjustment to the Conversion Rate had the Notes been outstanding at the time of such event.

(d) The obligations of the Company to sell the applicable Notes to any Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes pursuant to Section 2.02(b) shall not be prohibited or enjoined by any court of competent jurisdiction;

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(ii) the representations and warranties of such Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing Date;

(iii) such Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(iv) such Purchaser has delivered the tax forms or other documentation as required by Section 11.16 (Withholding Taxes) of the Indenture;

(v) the Company shall have received a certificate, dated the Closing Date, duly executed by the general partner of such Purchaser on behalf of such Purchaser, certifying that the conditions specified in Section 2.02(d)(ii) and (iii) have been satisfied; and

(vi) the Company shall have entered into an amendment to the Credit Agreement that includes terms and conditions intended to enable the consummation of the transactions contemplated hereby, and the Company shall have delivered such amendment to the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date:

(a) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than with respect to Intellectual Property, which is addressed exclusively in Section 3.01(s)) owned by each of them that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Company Reports or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(b) Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Company Reports, and (ii) duly qualified as a foreign corporation for the transaction of

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business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect.

(c) The authorized share capital of the Company consists of 825,000,000 Class A Common Shares, 82,500,000 Class B Common Shares and 82,500,000 shares of preferred stock. As of the date hereof, there were 175,254,097 Class A Common Shares issued and outstanding, 35,115,807 Class B Common Shares of the Company issued and outstanding and no shares of preferred stock issued and outstanding. All outstanding Class A Common Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as provided in this Agreement, the Notes and the Indenture and except as set forth in or contemplated by this Section 3.01(c) and as described in the Company Reports (including any restricted stock units or stock options granted pursuant to equity incentive plans described in the Company Reports), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its Common Shares.

(d) The execution, delivery and performance of this Agreement, the Indenture and the Notes (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”), have been duly and validly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of each Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(e) The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has reserved for issuance the maximum number of shares (including make-whole shares) of Class A Common Shares initially issuable upon conversion of the Notes if such

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conversion were to occur immediately following Closing (assuming full physical share settlement). The Class A Common Shares to be issued upon conversion of the Notes in accordance with the terms of the Notes (assuming full physical share settlement) have been duly authorized, and when issued upon conversion of the Notes (including when entered on the shareholder register of the Company), all such Class A Common Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(f) The execution, delivery and performance of the Transaction Agreements, the issuance of the Class A Common Shares upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (i) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, except for (A) requirements or regulations in connection with the issuance of Class A Common Shares upon the conversion of the Notes, including the filing of a listing notice with NYSE, filings under state securities or “blue sky” laws or filings and notices to satisfy state insurance regulatory requirements, (B) any required filings pursuant to the Exchange Act or the rules of the SEC, NYSE or state regulators or (C) as have been obtained prior to the date of this Agreement.

(g) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or by-laws (or other applicable organizational document), (ii) in violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any contracts, agreements or instruments (including all amendments thereto) to which the Company or any of its subsidiaries is a party, or by which it or any of its properties may be bound, and which is material to the business of the Company and its subsidiaries, taken as a whole (the “Material Contracts”), except, in the case of clause (ii) above, for such defaults by a subsidiary of the Company that would not, individually or in the aggregate, have a Material Adverse Effect.

(h) As of the date hereof and other than as described in the Company Reports, neither the Company nor any of its subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries (i) that would, individually or in the aggregate, constitute a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its subsidiaries is subject to any order, judgment or decree of a Governmental Entity that would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect.

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(i) To the Company’s knowledge, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse effect on the renewal or extension of any Material Contract that would result in a Material Adverse Effect to the Company. Each Material Contract is in full force and effect and, to the knowledge of the Company, enforceable against the counterparties of the Company or the subsidiaries party thereto.

(j) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(k) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm as required by the Securities Act and the rules and regulations of the SEC thereunder.

(l) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(m) Since September 30, 2021, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n) The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within those entities; and such disclosure controls and procedures are effective.

(o) None of the Company or any of its subsidiaries nor any director or officer thereof nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the

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payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or any direct or indirect unlawful payment; (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) will use, directly or indirectly, the proceeds from the issuance of the Notes in furtherance of an offer, promise or authorization of any unlawful contribution, gift, entertainment or other unlawful expense in violation of any applicable anti-corruption laws. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(p) The Company and each of its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental and regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(q) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r) None of the Company or any of its subsidiaries or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is owned or controlled by one or more individual or entities that is, currently (1) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security (“BIS”), or the U.S. Department of State (including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (2) otherwise named on any restricted parties list administered by such authorities, including the Denied Persons List or Entity List, or (3) organized or resident in, a country or territory subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (a “Sanctioned Country”), and the Company will not, and will not permit subsidiaries to, directly or indirectly use all or part of the proceeds of the offering of the Notes

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hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any one or more individual or entities, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (y) in any other manner that will result in a violation by any one or more individual or entities (including any one or more individual or entities participating in the transaction, whether as advisor, investor or otherwise) of Sanctions or applicable export control laws and regulations administered by BIS, including the Export Administration Regulations (collectively, “Export Controls”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any one or more individual or entities, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that would violate Sanctions or Export Controls.

(s) The Company and its subsidiaries own or possess sufficient rights to use all relevant licenses, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not have a Material Adverse Effect. To the Company’s knowledge as of the date hereof and except as would not have a Material Adverse Effect, the conduct of the respective businesses of the Company and its subsidiaries does not infringe the Intellectual Property of others, and to the Company’s knowledge as of the date hereof, no third party is infringing any Intellectual Property owned by the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or its subsidiaries, and all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is valid and enforceable, and is owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, have a Material Adverse Effect.

(u) (i) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except where such security breach, attack

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or other compromise would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, except where such noncompliance with such laws, statutes, judgment, order, rule or regulations or internal policies or contractual obligations would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their businesses.

(v) Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, all forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act since January 1, 2021 (collectively, the “Company Reports”).

(ii) As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, and, except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(iii) Each of the consolidated statements of financial position, and the related consolidated statements of income, changes in equity and cash flows, included in the Company’s registration statement on Form S-1 (File No. 333-252809) and in the Company Reports filed with the SEC under the Securities Act or Exchange Act, as applicable, (A) have been prepared from, and are in accordance with, the books and records of the Company and its subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and the results of the consolidated operations, changes in equity and cash flows of the Company and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, and (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure.

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(w) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

(x) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would result in material liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption, (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is, to the knowledge of the Company, reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (D) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA, (F) neither the Company nor any member of its Controlled Group (within the meaning of section 4001(a)(14) of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation or any successor thereto (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of

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ERISA) and (G) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.

(z) No Securities Act Registration.

(i) Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in any general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(ii) Assuming accuracy of each Purchaser’s representations and warranties under Section 3.02(d), it is not necessary in connection with the issuance and sale to such Purchaser to register the Notes or the Class A Common Shares issuable upon conversion of the Notes under the Securities Act or to qualify or register the Notes or the Class A Common Shares issuable upon conversion of the Notes under applicable U.S. state securities laws.

(aa) Since the date of the latest audited financial statements included in the Company’s registration statement on Form S-1 (File No. 333-252809), (i) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would have a Material Adverse Effect.

(bb) The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees any Purchaser would be required to pay.

(cc) The Company represents that the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(dd) Each of the Company and its subsidiaries has timely filed all required tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof. Such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than disputes which (i) are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, or (ii) if determined adversely to the Company or any of its subsidiaries would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, (i)

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each of the Company and its subsidiaries has timely paid all taxes (including any assessments, interests, fines or penalties) required to be paid by it, (ii) no tax deficiency has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, and (iii) none of the Company or any of its subsidiaries has any knowledge of any tax deficiency which might be assessed against it.

(ee) No Additional Representations.

(i) Except for the representations and warranties contained in this Section 3.01 and any schedules or certificates delivered in connection herewith, the Company makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by applicable Law, disclaims any such representation or warranty, whether by the Company or any other Person, with respect to the Company or with respect to (A) any matters relating to the Company and its subsidiaries, their respective businesses, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its subsidiaries or (C) the future business and operations of the Company and its subsidiaries.

(ii) The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by such Purchaser pursuant to this Agreement.

(iii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by a Purchaser pursuant to this Agreement, (A) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (B) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by such Purchaser pursuant to this Agreement.

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Section 3.02. Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants (solely in respect of such Purchaser itself and not the other Purchaser) to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Such Purchaser has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization and is duly qualified or licensed to conduct business in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the consummation of the Transactions.

(b) Authorization; No Conflicts.

(i) Such Purchaser has full partnership or entity power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary partnership action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon such Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions to which it is a party, except for requirements or regulations in connection with the issuance of Class A

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Common Shares upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(d) Such Purchaser is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) and is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act. Such Purchaser is acquiring its applicable Notes (and any Class A Common Shares issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any Class A Common Shares issuable upon conversion of the Notes) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any Class A Common Shares issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Such Purchaser understands that its investment in the Notes involves a high degree of risk. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes. Such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Notes. Such Purchaser is an “institutional account” as defined by FINRA Rule 4512(c), and such Purchaser is aware that the sale of the Notes meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J) and the institutional customer exemption under FINRA Rule 2111(b). Such Purchaser has, or by the Closing Date will have, an amount of cash sufficient to enable it to consummate the transactions contemplated hereunder on the terms and conditions set forth in this Agreement.

(e) Such Purchaser hereby acknowledges and agrees that (a) LionTree Advisors LLC and Centerview Partners LLC are acting solely as the Company’s financial advisor and placement agent, respectively, in connection with the Transaction, and each of LionTree Advisors LLC and Centerview Partners LLC is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the Transactions, (b) each of LionTree Advisors LLC and Centerview Partners LLC (and their respective members, directors, officers, employees and controlling persons) has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) each of LionTree Advisors LLC and Centerview Partners LLC will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with

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respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (d) each of LionTree Advisors LLC and Centerview Partners LLC shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the Transactions.

(f) Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(g) (i) Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and the Purchaser has not relied on or been induced by any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii) Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes.

(iii) Notwithstanding the foregoing, nothing in this Section 3.02(g) shall be deemed to limit such Purchaser’s or its Affiliates’ rights or remedies with respect to fraud.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01. Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

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Section 4.02. Lock-Up Period.

(a) During the Lock-Up Period, each Purchaser shall not (x) (1) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment mortgage, hypothecation, gift, encumbrance or similar disposition of (any of the foregoing, a “transfer”), any of the Notes and/or Class A Common Shares issuable or issued upon conversion of any of the Notes or enter into a transaction which would have the same effect, or (2) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, the Notes or any Class A Common Shares issuable or issued upon conversion of any of the Notes, whether any such aforementioned transaction is to be settled by delivery of Class A Common Shares or other securities, in cash or otherwise directly or indirectly hedge their investment in the Notes (including, for the avoidance of doubt, by means of short sales of Class A Common Shares or through derivative (including any cash-settled derivative) or other hedging transactions), other than in the case of clause (1), Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and the applicable Confidentiality Agreement, (ii) transfer to the Company or any of its subsidiaries, (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, or (iv) transfer with the prior written consent of the Company. Notwithstanding the foregoing, each Purchaser (or a controlled Affiliate of such Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or Class A Common Shares issuable or issued upon conversion of the Notes in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans, with or without recourse (and, for the avoidance of doubt, which is not economically a sale transaction) (each, a “Permitted Loan”). Any Permitted Loan entered into by a Purchaser or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or Class A Common Shares (including Class A Common Shares received upon conversion of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Notes or the Class A Common Shares issuable or issued upon conversion of the Notes or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing or any purchaser of Notes or Class A Common Shares from any of the foregoing (other than, for the avoidance of doubt, a Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder.

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Section 4.03. Securities Laws. Each Purchaser acknowledges and agrees that, as of the Closing Date, the Notes (and the Class A Common Shares that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that such Purchaser has no right to require the Company or any of its subsidiaries to register the Notes or the Class A Common Shares that are issuable upon conversion of the Notes.

Section 4.04. Antitrust Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of Class A Common Shares upon conversion of the Notes. Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested, the Company, each Purchaser and any other applicable Affiliate of such Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of Class A Common Shares upon conversion of Notes held by such Purchaser or any Affiliate of such Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of a Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall, subject to the Purchasers entering into a non-disclosure agreement with the Company (in form and substance reasonably satisfactory to the Company and the Purchasers) and as promptly as reasonably practicable, provide (no more than two (2) times per calendar year) such information regarding the Company and its subsidiaries as such Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Each Purchaser shall be responsible for the payment of the filing fees and any other costs and expenses associated with any such applications or filings.

Section 4.05. Standstill. (a) Each Purchaser (except for Thrive Capital) agrees that during the Standstill Period, without the prior written approval of the Board of Directors, such Purchaser will not, directly or indirectly, and will cause its Affiliates not to:

(i) acquire, or offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, greater than 10% of the voting equity securities or direct or indirect rights or options to acquire greater than 10% of the voting equity securities of the Company, or substantially all of the assets of the Company;

(ii) enter into, or agree, or offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the Company or any acquisition transaction for all or substantially all of the assets of the Company or any of its businesses;

(iii) make or in any way participate in directly or indirectly, any “solicitation” or “proxy” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company;

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(iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

(v) seek or propose, alone or in concert with others, to influence or control the Company’s management or policies;

(vi) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other Person (other than a representative of such Purchaser) with respect to any of the foregoing activities or propose any such activities to any other Person;

(vii) advise, assist, encourage, act as a financing source for any other Person in connection with any of the foregoing activities; or

(viii) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing restrictions.

(b) Each Purchaser (except for Thrive Capital) also agrees that, during the Standstill Period, it will not: (i) publicly request the Company or its advisors, directly or indirectly, to (1) amend or waive any provision of this Section 4.05 or (2) otherwise consent to any action inconsistent with any provision of this Section 4.05; or (ii) take any initiative with respect to the Company or any of its Affiliates which could require the Company to make a public announcement regarding (w) such initiative, (x) any of the activities referred to in Section 4.05(a), (y) the possibility of the Transactions or any similar transactions or (z) the possibility of such Purchaser or any other Person acquiring control of the Company, whether by means of a business combination or otherwise.

(c) The provisions of this Section 4.05 (the “Standstill”) shall be inoperative and of no force or effect with respect to any Purchaser if (i) any other Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) shall have entered into a definitive agreement with the Company for a transaction that, after consummation thereof, the stockholders of the Company cease to own 50% or more of the total voting power (without giving effect to any overlapping shareholdings), or 50% or more of the consolidated total assets, of the Company or any successor entity or parent entity or resulting entity, (ii) a tender or exchange offer is made by any other Person or group to acquire 50% or more of the outstanding voting securities of the Company and the Board of Directors fails to recommend to the Company’s stockholders rejection of such tender or exchange offer within 10 Business Days of commencement thereof or withdraws such recommendation of rejection or recommends acceptance of such tender or exchange offer, (iii) the Company issues to any Person or group, or any Person or group acquires or comes to own, in each case, securities representing 50% or more of the total voting power of the Company, (iv) any Person or group commences a proxy solicitation in which the Person or “group” would, if successful or if settled, elect or acquire the ability to elect 50% or more of the Board of Directors, (v) the

25

Company publicly announces that it has commenced a formal process to explore strategic alternatives, (vi) the Board of Directors (or any duly constituted committee thereof composed entirely of independent directors) shall have determined in good faith, after consultation with outside legal counsel, that the failure to waive, limit, amend or otherwise modify the Standstill, would be reasonably likely to be inconsistent with the fiduciary duties of the Company’s directors under applicable law, or (vii) the Company enters into a voluntary or involuntary bankruptcy or insolvency process (any such event, a “Fall-Away Event”).

(d) Notwithstanding anything to the contrary in this Agreement, from and after the occurrence of a Fall-Away Event or any expiration of this Section 4.05, no other provisions of this Agreement will be interpreted to prevent or restrict any Purchaser from proposing, pursuing or executing a business combination transaction, or from taking any of the actions described in this paragraph, or from taking any actions in furtherance thereof, with respect to the Company. Nothing in this paragraph shall prohibit any Purchaser from (x) communicating with the Company for a non-public proposal regarding a transaction or an amendment or waiver of this paragraph in such a manner as would not reasonably be expected to require public disclosure thereof under applicable law, or (y) disposing of any securities of any company covered by this Agreement which it currently holds or may hereafter acquire.

Section 4.06. Press Releases; Public Announcements. Except for any initial joint public announcement, which is subject to the prior reasonable consent of the Purchasers and the Company, none of the parties shall issue any press release or make any public announcement relating to this Agreement or the Transactions contemplated hereby as it relates to the Notes without the prior written approval of each of the Company and the Purchasers (which shall not be unreasonably delayed or withheld); provided, that the Company may file the Transaction Agreements with the SEC and each party may issue any such press release or make such public announcement it believes in good faith it is required to make under Applicable Law or the terms of any financing agreement or arrangement, in which case the disclosing party shall use its commercially reasonable efforts to advise and consult in good faith with the Company and the Purchasers regarding any such press release or other announcement prior to making any such disclosure. Notwithstanding the foregoing, any Affiliate of any Purchaser, may (a) disclose the subject matter of this Agreement, and on a confidential basis, financial terms, financial return and other financial performance or information in connection with fundraising, marketing or informational or reporting activities to current and potential investors in funds managed or advised by, or which in the future may be managed or advised by, such Persons, and (b) to the extent such Persons are contacted by the press, confirm or correct their invested capital and internal rate of return on invested capital with respect to their investment in the Company and the transactions contemplated hereby.

Section 4.07. Physical Settlement. Notwithstanding anything to the contrary in Section 5.03 of the Indenture, upon the conversion of any Note beneficially owned by an Initial Purchaser, the Company shall deliver a notice of the Settlement Method for such conversion to such Initial Purchaser and covenants and agrees that such Initial Purchaser will have the right to elect to settle such conversion by Physical Settlement; provided that such Initial Purchaser must send written notice of such election to the Company within one (1) Business Day of receiving notice of the Settlement Method with respect to such

26

conversion (to the extent the Company has not already elected Physical Settlement with respect to such conversion). For the avoidance of doubt, if the Company delivers a notice of the Settlement Method pursuant to Sections 5.03(A)(i)(1) or 5.03(A)(i)(3) of the Indenture, or if the Company has irrevocably fixed the Settlement Method pursuant to Section 5.02(A)(ii) of the Indenture, it shall be required to deliver an additional notice to any Initial Purchaser that elects to convert any Note beneficially held by it after such notice is delivered.

Section 4.08. Change of Control. If a Change of Control occurs, notwithstanding anything to the contrary in the Indenture, the Company shall deliver to each Initial Purchaser a Fundamental Change Repurchase Notice entitling such Initial Purchaser to exercise its Fundamental Change Repurchase Right as if a Fundamental Change had occurred under the Indenture. The Fundamental Change Repurchase Price for any Note beneficially owned by an Initial Purchaser to be repurchased upon a Change of Control shall be an amount in cash equal to 150% of the principal amount of such Note, plus accrued and unpaid interest on such Note to, but excluding, the applicable Fundamental Change Repurchase Date (to the extent such accrued and unpaid interest is not included in such principal amount). For the avoidance of doubt, with respect to any Initial Purchaser, all other provisions related to a Fundamental Change, including Section 4.02 of the Indenture, shall continue to apply as if a Fundamental Change had occurred.

Section 4.09. Incurrence of Indebtedness.

(a) While either (i) Dragoneer holds at least $75.0 million in aggregate principal amount of the Notes (the “Dragoneer Minimum Notes Amount”) or (ii) the Initial Purchasers collectively hold at least $152.5 million of the aggregate principal amount of the Notes issued to such Initial Purchasers as of the Closing Date (“Minimum Notes Amount”), the Company and its subsidiaries will not incur any Indebtedness, except Permitted Indebtedness.

(b) Covenant Defeasance. If, with respect to any Notes held by any Initial Purchaser:

(A) the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent (as defined in the Indenture) for the benefit of such Initial Purchaser, cash in an aggregate amount equal to the sum of (i) the remaining scheduled interest payments on the aggregate principal amount of Notes outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest (as defined in the Indenture) and Special Interest (as defined in the Indenture) would accrue on such Note at their respective maximum rates per annum provided in the Indenture); and (ii) 100% of the aggregate principal amount of the Notes outstanding as of the time of such deposit (excluding, in the case of each of sub-clause (i) and (ii) above, any Notes referred to in clause (B) below as to which the deposit referred to in such clause is made);

(B) with respect to each such Note, if any, for which a Conversion Date (as defined in the Indenture) has occurred, but the Conversion Consideration (as defined in the Indenture) due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (A) above, the Company has caused there to be irrevocably deposited, with the Trustee or the Conversion Agent (as defined in the Indenture) for the benefit of such Initial Purchaser, the maximum kind and amount of Conversion Consideration due in respect of such Note (together, if applicable, with cash in the amount of any interest due on such Note pursuant to clause (i) of Section 5.02(D) of the Indenture);

27

(C) the Company has instructed the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other property due on such Notes from the cash or other property deposited pursuant to clauses (A) and (B) above as the same becomes due;

(D) as of the time of the deposits referred to in clauses (A) and (B) above, no Default (as defined in the Indenture) in the payment or delivery of any amount or property (including Conversion Consideration) on any Note has occurred and is continuing;

(E) pursuant to Section 5.03(A)(ii) or Section 8.01(G) of the Indenture, the Company has irrevocably elected Physical Settlement, or Combination Settlement with a Specified Dollar Amount not exceeding $1,000 per $1,000 principal amount of Notes;

(F) the Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

(G) to the extent requested, the Company has delivered to the Trustee an officer’s certificate stating that the deposits referred to in clauses (A) and (B) above were not made by the Company with the intent of preferring such Initial Purchaser over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(H) to the extent requested, the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with, then, notwithstanding anything to the contrary in this Agreement, the Indenture or the Notes, Section 4.09(a) will thereafter cease to be of any force or effect. For the avoidance of doubt, the remainder of this Agreement, the Indenture and the Notes will be unaffected by Covenant Defeasance and will continue to be in full force and effect.

Section 4.10. Repurchase of Notes at Option of Initial Purchasers.

(a) Each Initial Purchaser shall have the right, at such Initial Purchaser’s option, to require the Company to repurchase for cash, on each of June 30, 2027, June 30, 2028, June 30, 2029 and June 30, 2030 (each, a “Repurchase Date”), all of such Initial Purchaser’s Notes, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest on such Notes to, but excluding, the applicable Repurchase Date, without duplication of any interest payment made on such date. Repurchases of Notes under this Section 4.10 shall be made, at the option of the Initial Purchaser who is a holder thereof, upon delivery to the Trustee by such Initial Purchaser of a duly completed notice (the “Repurchase Notice”) in the form attached hereto as Exhibit C, if the Notes are Physical Notes (as defined in the Indenture), or in compliance with the Depositary’s procedures for surrendering interests in Global Notes (as defined in the Indenture), if the Notes are Global Notes, in each case no later than the later of (i) 120 days prior to the applicable Repurchase Date and (ii) ten (10) Business Days following the date on which the Company files its annual report on Form 10-K with the SEC for the prior year, which notice shall be irrevocable.

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Each Repurchase Notice shall state:

(A) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of this Agreement; and

(C) the relevant Repurchase Date;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

No Repurchase Notice with respect to any Notes may be surrendered by an Initial Purchaser who is a holder thereof if such Initial Purchaser has also surrendered a Fundamental Change Repurchase Notice and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the Indenture.

(b) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Initial Purchasers on any Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes).

Section 4.11. Registration Rights. The Company shall use its reasonable best efforts to enter into, as promptly as practicable after the Closing Date, an amendment to that certain Twelfth Amended and Restated Investors’ Rights Agreement, dated as of March 5, 2021, by and among the Company and the Investors and Common Holders party thereto (the “Investor Rights Agreement”) in form and substance reasonably satisfactory to Thrive Capital to provide that the Notes and shares of Class A Common Stock issued or issuable upon the conversion of any Notes held by Thrive Capital shall be considered “Registrable Securities” (as defined under the Investor Rights Agreement).

Section 4.12. Amendments to the Indenture. The Company shall not make, agree to or permit any amendment or supplement to the Indenture or any waiver of any provision of the Indenture that has any effect described in clauses (i)-(ix) of Section 8.02(A) of the Indenture without, in each case, prior written approval of each Initial Purchaser affected by such amendment, supplement or waiver.

ARTICLE V

MISCELLANEOUS

Section 5.01. Survival of Representations and Warranties. Except for the warranties and representations contained in clauses (b), (c), (d), (e), (f), (i), (v) and (cc) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing until the Maturity Date, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

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Section 5.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)	If to the Purchasers, to:

c/o Dragoneer Investment Group, LLC

1 Letterman Drive, Building D, Suite M500

San Francisco, California 94129

Attention: Michael Dimitruk

Email: Michael@dragoneer.com

With a copy (which shall not constitute actual or constructive notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111

Attention: Thomas Holden

Email: Thomas.Holden@ropesgray.com

and

c/o Thrive Capital Partners

295 Lafayette St., Suite 701

New York, New York 10012

Attention: Jed Feldman, General Counsel

Email: legal@thrivecap.com

With a copy (which shall not constitute actual or constructive notice) to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Jean Park and Mischi a Marca

Email: jpark@cooley.com and gmamarca@cooley.com

and

c/o LionTree Investment Fund, L.P.

745 Fifth Avenue

New York, New York 10151

Attention: Howard Han; General Counsel

Email: HHan@liontree.com; LT-GC@liontree.com

With a copy (which shall not constitute actual or constructive notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Attention: Brian E. Hamilton

Email: Hamiltonb@sullcrom.com

and

c/o Tenere Capital, LLC

205 Detroit St., 2nd Floor

Denver, Colorado 80206

Attention: Jeff Sarrett

Email: Operations@Tenerecapital.com

(b)	If to the Company, to:

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, New York 10013

Attention: General Counsel

Email: legal@hioscar.com

With a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

United States of America

Attention: Keith Halverstam and Greg Rodgers

Email: Keith.Halverstam@lw.com and Greg.Rodgers@lw.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 5.03. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with (as between the Company and each respective Purchaser) the applicable Confidentiality Agreement, sets forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement; provided that notwithstanding any other provision of

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this Agreement, (x) to the extent the Initial Purchasers hold the Minimum Notes Amount, such Initial Purchasers (which must include Dragoneer for so long as Dragoneer holds the Dragoneer Minimum Notes Amount) (i) may waive Section 4.09 in whole or in part by providing written notice to the Company and (ii) may amend in whole or in part Section 4.09 at any time by an agreement in writing between the Company and the Initial Purchasers holding the Minimum Notes Amount (which must include Dragoneer for so long as Dragoneer holds the Dragoneer Minimum Notes Amount) and (y) to the extent the Initial Purchasers do not hold the Minimum Notes Amount, but for so long as Dragoneer holds the Dragoneer Minimum Notes Amount, Dragoneer (i) may waive Section 4.09 in whole or in part by providing written notice to the Company and (ii) may amend in whole or in part Section 4.09 at any time by an agreement in writing between the Company and Dragoneer. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 5.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.05. Expenses. The Company and the Purchasers shall each bear their own expenses in connection with this Agreement and the Transactions; provided that each of the Company and Thrive Capital shall bear 50% of any expenses in connection with the Depositary’s eligibility process solely in relation to any Notes held by Thrive Capital.

Section 5.06. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor such Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided, that (i) such Purchaser may assign all of its rights and obligations under this Agreement and the applicable Confidentiality Agreement or any portion thereof to any transferee of any Notes or Class A Common Shares permitted under this Agreement who executes and delivers to the Company a Joinder and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (ii) any such transferee who after the date hereof executes and delivers a Joinder and is a permitted transferee of any Notes or Class A Common Shares shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser and (iii) if the Company consolidates or merges with or into any Person and the Class A Common Shares is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Fundamental Change, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to each Purchaser. For the avoidance of doubt, no transferee who after the date hereof executes and delivers to the Company a Joinder may be deemed an Initial Purchaser hereunder or have the rights and obligations of an Initial Purchaser; provided, however, that an Affiliate of an Initial Purchaser that is a transferee in a single or series of Permitted Transfers, shall be deemed an Initial Purchaser.

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Section 5.07. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the New York Supreme Court and any state appellate court therefrom within the State of New York (or, solely if the New York Supreme Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.07(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.07.

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Section 5.08. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 5.09. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.10. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 5.11. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder).

Section 5.12. Confidentiality.

(a) Each party hereto (except for Dragoneer) will hold, and will use its reasonable best efforts to cause its Affiliates and the officers, directors, employees, accountants, counsel, consultants, advisors and agents of such party and its Affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (including applicable securities exchange rules and regulations), all confidential documents and information concerning the other parties hereto furnished to such party or its Affiliates in connection with the transactions contemplated by the Transaction Agreements (including the existence, terms and conditions of, and any other facts relating to, the Transaction Agreements and the transactions contemplated by the Transaction Agreements), except to the extent that such information is (i) previously known on a non-confidential basis by the receiving party, (ii) in the public domain through no fault of the receiving party or (iii) later lawfully acquired by the receiving party from sources other than the disclosing party or its Affiliates; provided that the receiving party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors,

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existing and prospective members and partners, and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the receiving party of the confidential nature of such information and are required by the receiving party to apply the same standard of care and the same measures as are required to be applied by the receiving party; provided further that in the event that a disclosure is compiled or required by requirements of law, the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by Applicable Law, shall limit such disclosure to the information that is required to comply with such Applicable Law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party.

(b) Notwithstanding any provision in the Confidentiality Agreement to the contrary, the Company and Dragoneer agree that all terms and conditions in the Confidentiality Agreement shall survive until the date that is twelve (12) months following the Closing Date.

Section 5.13. Several Liability of the Purchasers. Notwithstanding any other provision of this Agreement, all representations, warranties, covenants and other obligations of the Purchasers herein or contemplated hereby are, and shall in all cases be deemed to be, several and not joint.

Section 5.14. Termination. This Agreement, may be terminated prior to the Closing Date (a) by the mutual written consent of the parties; or (b) by any party by written notice to the other parties, if the Closing has not occurred on or prior to February 8, 2022 (the “End Date”).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OSCAR HEALTH, INC.

By:	/s/ R. Scott Blackley
Name: R. Scott Blackley
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

OASIS FD HOLDINGS, LP.
By:	DRAGONEER CF GP, LLC its General Partner

By:	/s/ Michael Dimitruk
Name: Michael Dimitruk
Title: Vice President

[Signature Page to Investment Agreement]

THRIVE CAPITAL PARTNERS VII GROWTH, L.P.

By:	Thrive Partners VII Growth GP, LLC

Its:	General Partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

[Signature Page to Investment Agreement]

CLAREMOUNT VII ASSOCIATES, L.P.

By:	Thrive Partners VII GP, LLC

Its:	General Partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

[Signature Page to Investment Agreement]

LIONTREE INVESTMENT FUND, L.P.

By:	LionTree Investment Fund GP, L.P., its general partner

By:	LionTree Investment Fund GP, LLC, its general partner

By:	/s/ Howard Han
Name: Howard Han
Title: Authorized Signatory

[Signature Page to Investment Agreement]

TENERE CAPITAL MASTER FUND, LP

By:	/s/ Jeffrey Sarrett
Name: Jeffrey Sarrett
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

SCHEDULE 1

PURCHASERS

DRAGONEER INVESTORS
Purchaser Name	Purchase Price
Oasis FD Holdings, LP.	$250,000,000.00

THRIVE CAPITAL INVESTORS
Purchaser Name	Purchase Price
Thrive Capital Partners VII Growth, L.P.	$34,583,324.02
Claremount VII Associates, L.P.	$416,675.98

LIONTREE INVESTORS
Purchaser Name	Purchase Price
LionTree Investment Fund, L.P.	$15,000,000.00

TENERE CAPITAL INVESTORS
Purchaser Name	Purchase Price
Tenere Capital Master Fund, LP.	$5,000,000.00
Total	$305,000,000.00

EXHIBIT A

FORM OF INDENTURE

OSCAR HEALTH, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of [February 3, 2022]

7.25% Convertible Senior Notes due 2031

- i -

- ii -

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1A: Form of Restricted Note Legend (Non-Affiliate Note)	B1A-1

Exhibit B-1B: Form of Restricted Note Legend (Affiliate Note)	B1B-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

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INDENTURE, dated as of [February 3, 2022], between Oscar Health, Inc., a Delaware corporation, as issuer (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 7.25% Convertible Senior Notes due 2031.

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. DEFINITIONS.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Affiliate Note” means each Note beneficially owned by an Affiliate of the Company, and any Notes issued in exchange therefor or in substitution thereof, which, if in the form of a Global Note, will be identified by a separate CUSIP number from Notes that are not Affiliate Notes; provided, however, that a Note that is an Affiliate Note will cease to be an Affiliate Note at such time, if any, when such Note ceases to be a Transfer-Restricted Security. The Trustee is under no obligation to determine whether any Note is an Affiliate Note and may conclusively rely on an Officer’s Certificate with respect thereto.

“Affiliated Party” means, with respect to any natural person, (A) any trust for the benefit of the such natural person or any one or more members of such natural person’s immediate family; (B) any company, partnership, trust, foundation, Qualified Retirement Plan or other entity or investment vehicle for which such natural person (or such natural person’s estate) retains dispositive or voting power with respect to the Common Stock or the Class B Common Stock (or such other Common Equity of the Company into which the Class B Common Stock has been converted into, or exchanged for, in an event analogous to a Common Stock Change Event) held by such company, partnership, trust, foundation, plan or other entity or investment vehicle; and (C) the estates of such natural person (it being understood, for the avoidance of doubt, that this clause (C) will not cover any person to whom any securities are transferred from any such estate).

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Class B Common Stock” means the Class B common stock of the Company, par value US$0.00001 per share, at the date of this Indenture.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the Class A Common Stock, $0.00001 par value per share, of the Company, subject to Section 5.10.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote on the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 120.1721 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-thirty fifth (1/35th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) thirty five (35).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OSCR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“De-Legending Deadline Date” means, with respect to any Note, the thirtieth (30th) day after the Free Trade Date of such Note; provided, however, that if such thirtieth (30th) day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent; and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the date hereof.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Issue Date, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.11(B)(i).

“Fundamental Change” means any of the following events:

(A) (1) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than (w) the Company, (x) its Wholly Owned Subsidiaries, (y) their respective employee benefit plans or (z) any Permitted Party, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock or the Company’s Common Equity representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock or Common Equity, as the case may be; or (2) any Permitted Party files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Permitted Party has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act of shares of Common Stock representing more than 50% of the number of the then outstanding shares of Common Stock (excluding, solely for purposes of this clause (2), any shares of Class B Common Stock that any such Permitted Party beneficially owns);

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or substantially all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; provided that, if such plan or proposal for the liquidation or dissolution of the Company is approved in connection with an event described in clause (A) or (B) above, only such event described in clause (A) or (B) shall constitute a Fundamental Change; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); provided that, if such delisting occurs in connection with an event described in clause (A) or (B) above, only such event described in clause (A) or (B) shall constitute a Fundamental Change;

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to a Note, June 30 and December 31 of each year, commencing on June 30, 2022 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Investment Agreement” means that certain Investment Agreement, dated January 27, 2022, between the Company and the Investors.

“Investors” means Oasis FD Holdings, LP, Thrive Capital Partners VII Growth, L.P., Claremount VII Associates, L.P., LionTree Investment Fund, L.P. and Tenere Capital Master Fund, LP.

“Issue Date” means [February 3, 2022].

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the

Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means, with respect to a Make-Whole Fundamental Change, the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 31, 2031.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 7.25% Convertible Senior Notes due 2031 issued by the Company pursuant to this Indenture.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before August 31, 2031, the thirty five (35) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption pursuant to Section 4.03(F) and on or before the second (2nd) Business Day before the related Redemption Date, the thirty five (35) consecutive VWAP Trading Days beginning on, and including, the thirty sixth (36th) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs after August 31, 2031, the thirty five (35) consecutive VWAP Trading Days beginning on, and including, the thirty sixth (36th) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Permitted Party” means Joshua Kushner and Thrive Capital, their respective Affiliated Parties and Affiliates, any funds managed by Thrive Capital or its Affiliates (including, without limitation, Thrive Capital Partners II, L.P., Thrive Capital Partners III, L.P., Claremount TW, L.P., Thrive Capital Partners V, L.P., Claremount V Associates, L.P., Thrive Capital Partners VI Growth, L.P., Claremount VI Associates, L.P., Thrive Capital Partners VII Growth, L.P. and Claremount VII Associates, L.P.), and any “group” within the meaning of Section 13(d) of the Exchange Act consisting solely of Permitted Parties.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Qualified Retirement Plan” means any individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such natural person is a participant or beneficiary and that satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, or any comparable structure established under the laws of any relevant jurisdiction.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (i) such Business Combination Event is an Exempted Fundamental Change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Holders or beneficial owners of the Notes; and (2) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity treated as a corporation for U.S. federal income tax purposes.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 30, the immediately preceding June 15; and (B) if such Interest Payment Date occurs on December 31, the immediately preceding December 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1A (in the case of a Note that is not an Affiliate Note) or Exhibit B-1B (in the case of an Affiliate Note).

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds twenty-five million dollars ($25,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for at least one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for at least one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice (and, if such Security is an Affiliate Note or a Conversion Share issued upon conversion of an Affiliate Note, the Company has received such certificates or other documentation or evidence, if any, as the Company, may reasonably require to determine that the Holder or beneficial owner of such Affiliate Note or Conversion Share, as applicable, is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company).

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Additional Shares”	5.07	(A)
“Business Combination Event”	6.01	(A)
“Cash Settlement”	5.03	(A)
“Combination Settlement”	5.03	(A)
“Common Stock Change Event”	5.10	(A)
“Conversion Agent”	2.06	(A)
“Conversion Consideration”	5.03	(B)
“Default Interest”	2.05	(B)
“Defaulted Amount”	2.05	(B)
“Event of Default”	7.01	(A)
“Expiration Date”	5.05	(A)(v)
“Expiration Time”	5.05	(A)(v)
“Fundamental Change Notice”	4.02	(E)
“Fundamental Change Repurchase Right”	4.02	(A)
“Measurement Period”	5.01	(C)(i)(2)
“Paying Agent”	2.06	(A)
“Physical Settlement”	5.03	(A)
“Redemption Notice”	4.03	(F)
“Reference Property”	5.10	(A)
“Reference Property Unit”	5.10	(A)
“Register”	2.06	(B)
“Registrar”	2.06	(A)
“Reporting Event of Default”	7.03	(A)
“Specified Courts”	11.07
“Spin-Off”	5.05	(A)(iii)(2)
“Spin-Off Valuation Period”	5.05	(A)(iii)(2)
“Stated Interest”	2.05	(A)
“Successor Person”	5.10	(A)
“Tender/Exchange Offer Valuation Period”	5.05	(A)(v)
“Trading Price Condition”	5.01	(C)(i)(2)

Section 1.03. RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J) the term “interest,” when used with respect to a Note, includes any Default Interest, Additional Interest and Special Interest, unless the context requires otherwise.

Article 2. THE NOTES

Section 2.01. FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03. NOTES.

(A) On the Issue Date, there will be originally issued three hundred five million dollars ($305,000,000.00) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02).

Section 2.04. METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest. Each Note will initially accrue interest at a rate per annum equal 7.25% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest then accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07. PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. HOLDER LISTS.

If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note that is not an Affiliate Note will bear the Non-Affiliate Legend.

(C) Affiliate Legend. Each Note that is an Affiliate Note will be identified by a separate CUSIP number from Notes that are not Affiliate Notes.

(D) Restricted Note Legend. Subject to Section 2.11(B)(i),

(i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(D)(ii)), including pursuant to Section 2.10(A)(viii), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(E) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(F) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(G) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(G), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend; provided further that any Conversion Shares underlying any Affiliate Note will be identified by a separate CUSIP number from the Conversion Shares underlying Notes that are not Affiliate Notes.

Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii) Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii) Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B) Transfers and Exchanges of Global Notes.

(i) Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii) Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D) and Section 2.10(C)(ii)(4).

(ii) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note”

forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on or after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED OR TO BE REPURCHASED PURSUANT TO A REPURCHASE UPON FUNDAMENTAL CHANGE OR REDEMPTION.

(A) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13. REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. CANCELLATION.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures.

Section 2.16. NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates (including, for the avoidance of doubt, Affiliate Notes beneficially owned by any of the Company’s Affiliates) will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.17. TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. OUTSTANDING NOTES.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20. CUSIP AND ISIN NUMBERS.

Subject to Section 2.11(B)(i), the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Section 3.01. PAYMENT ON NOTES.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. EXCHANGE ACT REPORTS.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Delivery of reports, information and documents to the Trustee is for informational purposes only and receipt of such reports and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants under this Indenture or the Notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under this Indenture. Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.03. RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.

Section 3.04. ADDITIONAL INTEREST.

(A) Accrual of Additional Interest.

(i) If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Issue Date,

(1) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2) such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii) In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

(E) Additional Interest Provisions Do Not Apply to Affiliate Notes. Notwithstanding anything to the contrary in this Section 3.04(A) will not apply to any Affiliate Note (and, for the avoidance of doubt, no Additional Interest will accrue on any Affiliate Note).

Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES.

(A) Annual Compliance Certificate. Within ninety (90) days after December 31, 2022 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will promptly, and no later than 30 days thereafter, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06. STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Article 4. REPURCHASE AND REDEMPTION

Section 4.01. NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to any Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. Subject to the terms of the Investment Agreement, the Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note; provided that, if such third party does not accept such Note or fails to timely deliver such Fundamental Change Repurchase Price, then the Company will be responsible for delivering such Fundamental Change Repurchase Price in the manner and at the time provided in this Section 4.02 without regard to this Section 4.02(H).

(I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.10(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).

(J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A) No Right to Redeem Before December 31, 2026. The Company may not redeem the Notes at its option at any time before December 31, 2026.

(B) Right to Redeem the Notes on or After December 31, 2026. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, and from time to time, on a Redemption Date on or after December 31, 2026 and on or before the thirty fifth (35th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds two hundred percent (200%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than forty (40), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day immediately before the Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than forty-five (45), calendar days after such Redemption Notice Date.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption;

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day before such Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(G) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Article 5. CONVERSION

Section 5.01. RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Note may be converted only in the following circumstances:

(1) Conversion upon Satisfaction of Common Stock Sale Price Condition. A Holder may convert its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2022, if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter. Neither the Trustee nor the Conversion Agent shall be responsible to determine whether such common stock sale price condition has been satisfied.

(2) Conversion upon Satisfaction of Note Trading Price Condition. A Holder may convert its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”

The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same. Neither the Trustee nor the Conversion Agent shall be responsible to determine whether the Trading Price Condition has been satisfied.

(3) Conversion Upon Specified Corporate Events.

(a) Certain Distributions. If the Company elects to:

(I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or

(II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to convert Notes, to Holders, the Trustee and the Conversion Agent at least forty (40) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date; provided, further, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected another Settlement Method to apply, including pursuant to Section 5.03(A)(i)(1)), then the Company may instead elect to provide such notice at least ten (10) Scheduled Trading Days before such Ex-Dividend Date, in which case (x) the Company must settle all conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately before the Ex-Dividend Date for such distribution (or any earlier announcement by the Company that such distribution will not take place) by Physical Settlement; and (y) such notice must state that all such conversions will be settled by Physical Settlement.

(b) Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, such effective date to, but excluding, the date the Company provides such notice. No later than such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.

(4) Conversion upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(5) Conversions During Free Convertibility Period. A Holder may convert its Notes at any time from, and including, August 31, 2031 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

Section 5.02. CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(B), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(B), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D) Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. SETTLEMENT UPON CONVERSION.

(A) Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i) The Company’s Right to Elect Settlement Method. Except as set forth in the Investment Agreement, the Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(1) subject to clause (3) below, all conversions of Notes with a Conversion Date that occurs on or after August 31, 2031 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Open of Business on August 31, 2031;

(2) subject to clause (3) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before August 31, 2031, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3) if any Notes are called for Redemption, then (a) the Company will specify, in the related Redemption Notice sent pursuant to Section 4.03(F), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the second (2nd) Business Day before the related Redemption Date; and (b) if such Redemption Date occurs on or after August 31, 2031, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all conversions of Notes with a Conversion Date that occurs on or after August 31, 2031;

(4) the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);

(5) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(6) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note and the Conversion Agent of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default);

(7) the Settlement Method will be subject to Sections 4.03(D) and 5.01(C)(i)(3)(a); and

(8) the Trustee and the Conversion Agent may assume that any Settlement Method selected by the Company complies with the Investment Agreement.

(ii) The Company’s Right to Irrevocably Fix the Settlement Method. Except as set forth in the Investment Agreement, the Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably elect Combination Settlement to apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts that will apply to such conversions, provided, in each case, that (w) the Settlement Method(s) so elected pursuant to clause (1) or (2) above must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant Section 5.03(A)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on the “Investor Relations” page on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B) Conversion Consideration.

(i) Generally. Subject to Sections 5.03(B)(i), 5.03(B)(iii) and 5.10(A)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3) if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.10, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

(D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04. RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

(A) Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

(B) Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. Subject to Section 5.09, the Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common

Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.01(B)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Company in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert such Holder’s Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.10 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert such Holder’s Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP

Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock; or

(6) accrued and unpaid interest on the Notes.

(C) If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (iv) August 31, 2031.

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. VOLUNTARY ADJUSTMENTS.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the effective date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$6.03	$7.00	$8.32	$12.00	$16.64	$30.00	$50.00	$100.00	$150.00	$300.00
[February 3, 2022]	45.6653	38.1300	30.9952	20.0333	13.5222	6.4043	3.0680	0.8602	0.2729	0.0000
December 31, 2022	45.6653	37.8086	30.4928	19.5075	13.1208	6.2130	2.9818	0.8350	0.2655	0.0000
December 31, 2023	45.6653	37.8086	30.2224	19.0550	12.7596	6.0500	2.9174	0.8208	0.2619	0.0000
December 31, 2024	45.6653	37.8086	29.9375	18.4992	12.3251	5.8603	2.8460	0.8092	0.2616	0.0000
December 31, 2025	45.6653	37.8086	29.2500	17.6592	11.7097	5.5887	2.7378	0.7887	0.2587	0.0000
December 31, 2026	45.6653	36.7957	27.7692	16.4842	10.8762	5.2140	2.5814	0.7569	0.2531	0.0000
December 31, 2027	45.6653	34.8814	25.8257	14.9117	9.7542	4.6980	2.3558	0.7071	0.2423	0.0000
December 31, 2028	45.6653	32.3300	23.1899	12.7700	8.2350	3.9890	2.0308	0.6284	0.2223	0.0000
December 31, 2029	45.6653	28.7814	19.4760	9.8008	6.1779	3.0177	1.5624	0.5011	0.1835	0.0000
December 31, 2030	45.6653	23.5557	13.8930	5.6375	3.4549	1.7187	0.9058	0.3032	0.1155	0.0000
December 31, 2031	45.6653	22.6850	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the effective date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $300.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $6.03 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 165.8374 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

(B) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change in accordance with Section 5.01(C)(i)(3)(b).

Section 5.08. EXCHANGE IN LIEU OF CONVERSION.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A) no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B) if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C) such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09. RESTRICTION ON CONVERSIONS.

(A) Beneficial Ownership Limitation. Notwithstanding anything to the contrary in this Indenture or the Notes, but subject to the last two paragraphs of this Section 5.09, no shares of Common Stock will be issued or delivered upon conversion of any Note, and no Note will be convertible by the Holder thereof, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of 9.9% of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule

13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Note pursuant to this Section 5.09 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 5.09), and such limitations will cease to apply if and when such Note’s convertibility and conversion will not violate this Section 5.09. For the avoidance of doubt, nothing in this Section 5.09 will affect the Company’s ability to elect any Settlement Method in accordance with this Indenture.

If any Conversion Consideration otherwise due upon the conversion of any Note is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation; provided that each beneficial owner shall have the right at any time and from time to time to (i) reduce the Ownership Limitation applicable to such beneficial owner immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner to a level below the reduced Ownership Limitation, in which case, subject to the terms of this Indenture, the Notes will be convertible by such beneficial owner up to (but will not exceed) the reduced Ownership Limitation) or (ii) increase the Ownership Limitation applicable to such beneficial owner upon 61 days’ prior written notice to the Company; provided further that no notice period pursuant to sub-clause (ii) above will be required where the Company has sent a Redemption Notice or on or after August 31, 2031.

The satisfaction, by a Holder of any Note, of the requirements set forth in Section 5.02(A) to convert such Note will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full (assuming Physical Settlement), and without regard to this Section 5.09, will not contravene the Ownership Limitation.

Upon the occurrence of a Common Stock Change Event, (i) the Ownership Limitation and this Section 5.09 will thereafter apply as if each reference to “Common Stock” in this Section 5.09 were instead a reference to the common equity (including depositary receipts representing common equity), if any, forming part of the Reference Property of such Common Stock Change Event; and (ii) if such Reference Property includes no such common equity or depositary receipts, then the Ownership Limitation and this Section 5.09 will thereafter cease to apply.

Notwithstanding anything to the contrary herein, no Ownership Limitation shall apply to any Notes held or beneficially owned by any Permitted Party unless and until such Permitted Party provides written notice to the Company specifying that the Ownership Limitation shall apply to such Permitted Party (and specifying the amount thereof).

Section 5.10. EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such conversion no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.10; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.10; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.10(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the second (2nd) Business Day after the effective date of such Common Stock Change Event.

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.10.

Article 6. SUCCESSORS

Section 6.01. WHEN THE COMPANY MAY MERGE, ETC.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. QUALIFIED SUCCESSOR ENTITY SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Qualified Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Qualified Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03. EXCLUSION FOR ASSET TRANSFERS WITH WHOLLY OWNED SUBSIDIARIES.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.

Article 7. DEFAULTS AND REMEDIES

Section 7.01. EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)(a)) such failure is not cured within five (5) days after its occurrence;

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within two (2) Trading Days after its occurrence;

(v) a default in the Company’s obligations under Article 6;

(vi) a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company or any of the Company’s Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty-five million dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due;

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(ix), such order or decree remains unstayed and in effect for at least sixty (60) days; or

(x) a breach of the debt covenants set forth under Section 4.09 of the Investment Agreement, where such default is not cured or waived within sixty (60) days after notice to the Company and the Trustee by the Investors.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first three hundred and sixty five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred and sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. PRIORITIES.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and its agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect Holders;

(B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C) secure the Notes;

(D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.10 in connection with a Common Stock Change Event;

(G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);

(H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(I) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(J) make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02. WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i) reduce the principal, or extend the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note;

(v) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes;

(vii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. SATISFACTION AND DISCHARGE

Section 9.01. TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C) the Company has paid all other amounts payable by it under this Indenture; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02. REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03. REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10. TRUSTEE

Section 10.01. DUTIES OF THE TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C) The Trustee may not be relieved from liabilities for its negligence, bad faith or willful misconduct, except that:

(i) this paragraph will not limit the effect of Section 10.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to clauses (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G) Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing on the Notes or that the Company has elected to pay Special Interest on the Notes, the Trustee may assume no Additional Interest or Special Interest, as applicable, is payable.

(H) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.

(I) The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

Section 10.02. RIGHTS OF THE TRUSTEE.

(A) The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G) The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H) The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.

(I) The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.

Section 10.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04. TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05. NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.06. COMPENSATION AND INDEMNITY.

(A) The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company will indemnify the Trustee (in each of its capacities) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence, bad faith or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C) The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (ix) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07. REPLACEMENT OF THE TRUSTEE.

(A) Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B) The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 10.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08. SUCCESSOR TRUSTEE BY MERGER, ETC.

Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 10, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 10.09. ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11. MISCELLANEOUS

Section 11.01. NOTICES.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, NY 10013

Attention: General Counsel

Email: legal@hioscar.com

If to the Trustee:

U.S. Bank National Association

CityPlace I

185 Asylum Street, 27th Floor

Attention: Global Corporate Trust/Laurel Casasanta

Email: laurel.casasanta@usbank.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Company assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 11.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 11.04. RULES BY THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT AND THE CONVERSION AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07. SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09. SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10. FORCE MAJEURE.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or other wire or communication facility).

Section 11.11. U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12. CALCULATIONS.

The Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest on the Notes (including Additional Interest and Special Interest) and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 11.13. SEVERABILITY.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14. COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 11.15. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16. TAX MATTERS.

(A) Each Holder and beneficial owner of a Note agrees, to provide, at the time it becomes a party hereto and thereinafter upon reasonable request or as required under applicable law, tax forms or other documentation (including any applicable Internal Revenue Service Form W-8/W-9 as well as certifications indicating eligibility for the portfolio interest exemption) reasonably satisfactory to the Company or other applicable withholding agent to establish an exemption from U.S. withholding tax on payments and deliveries hereunder as well as an exemption from, or a reduction in the rate of, U.S. withholding that may apply to any constructive dividend (e.g., under Section 305(c) of the Internal Revenue Code). The Company and any other applicable withholding agent shall be entitled to withhold taxes with respect to any such constructive dividend to the extent required by law and may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the shares of Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

(B) The Company agrees that, to the extent it treats a constructive distribution under Section 305 of the Internal Revenue Code as a dividend on the Notes, it intends unless otherwise required by law to treat such dividend for IRS Form 1099-DIV reporting purposes as a distribution described under Section 1(h)(11)(B) of the Internal Revenue Code.

(C) The inclusion of this Section 11.16 is not an admission by any Holder that it is subject to United States taxation.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

OSCAR HEALTH, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend, if applicable]

OSCAR HEALTH, INC.

7.25% Convertible Senior Note due 2031

CUSIP No.:	[___] [Insert for a “restricted” CUSIP number: *]	Certificate No. [___]
ISIN No.:	[___] [Insert for a “restricted” ISIN number: *]

Oscar Health, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on December 31, 2031 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: June 30 and December 31 of each year, commencing on [date].

Regular Record Dates:   June 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*

This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 2.11(B)(i) of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

†	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Oscar Health, Inc. has caused this instrument to be duly executed as of the date set forth below.

`	OSCAR HEALTH, INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

OSCAR HEALTH, INC.

7.25% Convertible Senior Note due 2031

This Note is one of a duly authorized issue of notes of Oscar Health, Inc., a Delaware corporation (the “Company”), designated as its 7.25% Convertible Senior Notes due 2031 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of [February 3, 2022] (as the same may be amended from time to time, the “Indenture”), between the Company and U. S. Bank National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [closing date].

2. Maturity. This Note will mature on December 31, 2031, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, NY 10013

Attention: General Counsel

Email: legal@hioscar.com

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

CONVERSION NOTICE

OSCAR HEALTH, INC.

7.25% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ _________* aggregate principal amount of

the Note identified by CUSIP No. __________ and Certificate No. _______________.

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

[___]†

By:
Authorized Signatory

*	Must be an Authorized Denomination.
†	Signatory to be a participant in a recognized signature guarantee medallion program or an alternative certification reasonably acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

OSCAR HEALTH, INC.

7.25% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ _________* aggregate principal amount of

the Note identified by CUSIP No. _______________ and Certificate No. ____________.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

[___]†

By:
Authorized Signatory

*	Must be an Authorized Denomination.
†	Signatory to be a participant in a recognized signature guarantee medallion program or an alternative certification reasonably acceptable to the Trustee.

ASSIGNMENT FORM

OSCAR HEALTH, INC.

7.25% Convertible Senior Notes due 2031

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Notes identified by CUSIP No. _____________ and Certificate No. ________________, and all rights thereunder, to:

Name:
Address:
Social security or tax id. #:
and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

[___]†

By:
Authorized Signatory

*	Must be an Authorized Denomination.
†	Signatory to be a participant in a recognized signature guarantee medallion program or an alternative certification reasonably acceptable to the Trustee.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

[___]‡

By:
Authorized Signatory

‡	Signatory to be a participant in a recognized signature guarantee medallion program or an alternative certification reasonably acceptable to the Trustee.

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1A

FORM OF RESTRICTED NOTE LEGEND

(Notes other than Affiliate Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

*

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.11(B)(i) of the within-mentioned Indenture.

B1A-1

EXHIBIT B-1B

FORM OF RESTRICTED NOTE LEGEND

(Affiliate Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1B-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1

EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of January 27, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Oscar Health, Inc., the Purchasers named on Schedule 1 thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Sections 5.02, 5.03, 5.06, 5.07, 5.09, 5.11, 5.12 and 5.13 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the __ day of ____________, _____.

[•]

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

EXHIBIT C

FORM OF REPURCHASE NOTICE

To:	Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, New York 10013

Trustee

Re: Oscar Health, Inc. Adjustable Rate Convertible Senior Notes due 2031

The undersigned registered owner of this Note requests and instructs Oscar Health, Inc. (the “Company”) to repurchase the entire principal amount of this Note in accordance with the applicable provisions of that certain Investment Agreement, dated as of January 27, 2022, by and among the Company and the Purchasers party thereto (the “Investment Agreement”), at the Repurchase Price from the Initial Purchaser who is a registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Investment Agreement.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:
Repurchase Date:

Signature(s)

Social Security or Other Taxpayer
Identification Number

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.